Exhibit 10.1

Cooperation Agreement

Gyrodyne, LLC

One Flowerfield, Suite 24

Saint James, New York 11780

July 26, 2023

Leap Tide Capital Management LLC

c/o Jan Loeb

2800 Quarry Lake Drive

Baltimore, MD 21209

Re:	Gyrodyne, LLC

Dear Mr. Loeb:

This letter agreement is intended to memorialize the understandings and agreements that we have reached with Leap Tide Capital Management LLC (collectively with its affiliates, “Leap Tide”) and you (together with Leap Tide, the “Leap Tide Parties”) relating to, among other things, the composition of the Board of Directors (the “Board”) of Gyrodyne, LLC, a New York limited liability company (the “Company”).

We have successfully reached the following agreements:

1.    The Board and any applicable committees of the Board shall take all necessary actions to appoint you to the Board to serve in the class of directors up for election at the 2023 Annual Meeting and with a term ending at the 2026 Annual Meeting. In addition, the Board will nominate you to stand for election at the 2023 Annual Meeting, and the Company will support such nomination and election with the same recommendation and efforts with which it supports the nomination and election of its other nominees. In addition, you irrevocably consent to being named by the Company as a nominee for election to the Board in any applicable proxy statement, proxy card or other solicitation materials of the Company in relation to any Shareholder Meeting prior to the Termination Date.

2.    Until the Termination Date (as defined below), the Leap Tide Parties will appear in person or by proxy at each Shareholder Meeting and will vote or cause to be voted (including, without limitation, in any action by written consent) all Voting Securities beneficially owned, or deemed to be beneficially owned (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), and entitled to vote as of the applicable record date, by the Leap Tide Parties: (a) in favor of the slate of directors recommended by the Board, (b) otherwise in accordance with the Board’s recommendations with respect to any other properly vetted proposals submitted to the shareholders of the Company. Further, the Leap Tide Parties will, if requested by the Company, publicly (and in any engagement with shareholders and proxy advisory firms) and privately support the Company (including the Board), director nominations, proposals and/or announcements made by the Company, and solicit proxies in accordance with the Board’s recommendations with respect to the director nominations and proposals submitted at each Shareholder Meeting until the Termination Date (it being understood that such solicitation would not require the Leap Tide Parties to hire their own proxy solicitor at their own expense to solicit independently of the Company).

3.    The term of this letter agreement will commence on the date hereof and will terminate on the date that is the later of (a) the conclusion of the 2024 Annual Meeting and (b) the first date on which you no longer serve on the Board (the “Termination Date”).

4.    Until the Termination Date, the Leap Tide Parties shall not:

a.

take any action to encourage other shareholders of the Company to vote against the Board’s nominees, withhold their votes with respect to the Board’s nominees, or vote in favor of nominees other than those recommended by the Board, at any Shareholder Meeting and regardless of whether such efforts would constitute a “solicitation” under the proxy rules of the Securities and Exchange Commission (the “SEC”);

b.

make any public announcement or public proposal with respect to, or offer, seek, or propose, (i) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (iii) any form of tender or exchange offer for shares of stock of the Company, whether or not such transaction involves a change of control of the Company; provided, that the foregoing shall not prohibit the Leap Tide Parties from privately making proposals or requests with respect to such matters to the Company’s management or its directors (but not directly to any of the Company’s other shareholders), to the extent the same are consistent with the other provisions of this letter agreement and to the extent no public announcement of such proposals or requests is made or required;

c.

make any public statement, disclosure or announcement with respect to the Company, this letter agreement or any of the actions contemplated hereby, reasonably likely to require the Leap Tide Parties to make a filing with the SEC or any other governmental or regulatory authority; or

d.

enter into any discussions, negotiations, agreements or understandings with any person with respect to any action the Leap Tide Parties are prohibited from taking pursuant to subclauses (a) through (c) above, or advise, assist, encourage or persuade any person to take any such action.

5.    The Company shall issue a press release (the “Press Release”) in a form prepared by the Company and approved by the Leap Tide Parties (such approval not to be unreasonably withheld), announcing your appointment to the Board. Prior to the issuance of the Press Release, neither the Company nor the Leap Tide Parties shall make any public announcement regarding your appointment without the prior written consent of the other parties contained herein, except to the extent required by applicable law or the applicable securities exchange.

6.    Each party to this letter agreement will be entitled to specifically enforce the covenants and other agreements of the other party or parties contained herein and to obtain injunctive relief restraining the other party or parties from breaching or threatening to breach this letter agreement.

7.     Certain Defined Terms.

a.“    Annual Meeting” means the annual meeting of shareholders of the Company in the year specified and any adjournments, postponements, reschedulings and continuations thereof and any other meeting of shareholders called or held in lieu thereof.

b.“    Shareholder Meeting” means each annual meeting or special meeting of shareholders of the Company and any meeting or action by written consent of the Company’s shareholders called or held in lieu thereof, and any adjournments, postponements, reschedulings and continuations thereof.

c.“    Voting Securities” means the Company’s common shares of limited liability company interests, par value $1.00 per share and any other securities of the Company entitled to vote in the election of directors.

8.    This letter agreement contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No modifications of this letter agreement can be made except in writing signed by an authorized representative of each of the parties.

9.    This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this letter agreement transmitted by electronic mail in “portable document format” (.pdf) or by other electronic means shall have the same effect as physical delivery of the paper document bearing the original signature.

10.     If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any provision of this letter agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to use their commercially reasonable best efforts to replace such invalid or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

11.    This letter agreement and all disputes or controversies out of or related to this letter agreement shall be deemed to be made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely within such State, without reference to conflicts of laws principles.

* * * * * *

If the foregoing accurately sets forth our agreements, please sign this letter agreement as indicated below.

Sincerely,

GYRODYNE, LLC

By:                  /s/ Paul L. Lamb

Name:          Paul L. Lamb Esq.

Title:          Chairman of the Board of Directors

Address for Notices for the Company:

Gyrodyne, LLC

Attn: Gary Fitlin

1 Flowerfield, Suite 24,

St. James, New York 11780

ACKNOWLEDGED AND AGREED,

as of the date written above:

LEAP TIDE CAPITAL MANAGEMENT LLC

By:       /s/ Jan Loeb

Name:  Jan Loeb

Title:    Managing Member

/s/ Jan Loeb

Jan Loeb, Individually

Address for Notices for the Leap Tide Parties

2800 Quarry Lake Drive

Baltimore, MD 21209